UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 27, 2010
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA  02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As previously reported on the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by us on July 22, 2010, we entered into securities purchase agreements with institutional investors on July 21, 2010.  On July 27, 2010, pursuant to the securities purchase agreements, we completed the sale of an aggregate of 21,428,576 shares of our common stock and five-year warrants to purchase up to an aggregate of 16,071,434 shares of our common stock at an exercise price of $0.07 per share, for gross proceeds of $1.5 million.  After deducting transaction costs, we estimate that the net proceeds will be approximately $1.25 million.

As previously reported on the Form 8-K filed with the SEC by us on July 22, 2010, we obtained the consent of our preferred stockholders for the transaction pursuant to a consent and waiver dated July 6, 2010, as amended on July 21, 2010.  In connection with obtaining this consent, we have agreed to issue five-year warrants to our preferred stockholders for the purchase of up to an aggregate of 16,071,434 shares of common stock at an exercise price of $0.105 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2010	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Name: Harry S. Palmin
Title: President and Chief Executive Officer